EXHIBIT 10.1

TO:	ALL CURRENT SHAREHOLDERS OF SHUFFLE MASTER, INC. (“SHUFFLE MASTER” OR THE “COMPANY”) COMMON STOCK AS OF JULY 20, 2010.

PLEASE TAKE NOTICE that the above-captioned consolidated shareholder derivative action, as well as derivative actions pending in the United States District Court for the District of Nevada, entitled Pirelli Armstrong Tire Corporation Retiree Medical Benefits Trust v. Yoseloff, et al., Case No. 2:07-cv-01215-KJD-LRL and Hodgkins, et al. v. Shuffle Master, Inc. et al., 2:07-cv-01263-KJD-GWF (together, the “Actions”), are being settled and the parties have entered into a Stipulation of Settlement dated July 20, 2010 (“Stipulation”).

IF YOU ARE A CURRENT OWNER OF SHUFFLE MASTER COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ACTIONS.  PLEASE NOTE THAT THE ACTIONS ARE NOT “CLASS ACTIONS” AND NO INDIVIDUAL STOCKHOLDER HAS THE RIGHT BE COMPENSATED AS A RESULT OF THIS SETTLEMENT.

On October 26, 2010, at 9:00 a.m., a settlement hearing (the “Settlement Hearing”) will be held before the Honorable Elizabeth Gonzalez, District Court Judge for the District Court of Clark County, Nevada, in Department 11, located at 200 Lewis Avenue, Las Vegas, Nevada 89101, to determine: (i) whether the terms of the settlement should be approved as fair, reasonable, and adequate; and (ii) whether the Actions should be dismissed on the merits and with prejudice.

The terms of the settlement set forth in the Stipulation include: (i) the adoption and/or implementation of a variety of corporate governance measures, including enhanced requirements for the Head of the Internal Audit Department and the Audit Committee, the separation of the Chairman of the Board and CEO positions, and an increase in the number of independent directors serving on the Company’s Board of Directors; and (ii) Shuffle Master’s payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount of $1 million.

Any current shareholder of Shuffle Master that wishes to enter an appearance and object to the settlement shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record as of July 20, 2010, and that they follow the steps listed below.  Any shareholder of Shuffle Master who satisfies this requirement may enter an appearance through counsel of such member’s own choosing and at such member’s own expense or may appear on his, her, or its own.  However, no shareholder of Shuffle Master shall be heard at the settlement hearing unless, no later than fourteen (14) days prior to the date of the settlement hearing, such shareholder has filed with the Court and delivered to Plaintiffs’ Counsel, counsel for the Special Demand Review Committee, and counsel for the Individual Defendants and nominal party Shuffle Master (listed below): (a) a written notice of intention to appear; (b) proof of ownership of Shuffle Master stock, including the date(s) such Person acquired his, her or its Shuffle Master shares; (c) a statement of objections to any matter before the Court; and (d) the grounds therefore or the reasons for wanting to appear and be heard, as well as all documents or writings the Court shall be asked to consider.  Only shareholders who have followed the procedures above and have filed and delivered validly and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before October 8, 2010, with service on the following parties:

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF
12707 High Bluff Drive, Suite 200
San Diego, CA 92130

THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER
121 N. Wayne Avenue, Suite 100
Wayne, PA  19087

Counsel for plaintiff in the State Derivative Action

ROBBINS GELLER RUDMAN
& DOWD LLP
JEFFREY D. LIGHT
655 West Broadway, Suite 1900
San Diego, CA 92101

Counsel for plaintiffs
in the Federal Derivative Actions

PAUL, HASTINGS, JANOFSKY
& WALKER LLP
PETER M. STONE
1117 South California Avenue
Palo Alto, CA  94304-1106

Counsel for the Special Demand Review Committee

JONES VARGAS
KIRK B. LENHARD
TAMARA BEATTY PATERSON
3773 Howard Hughes Parkway
First Floor South
Las Vegas, NV  89169

Counsel for Shuffle Master and the Individual Defendants

Inquiries may be made to Robert Weiser, Esq. of  The Weiser Law Firm, P.C., 121 N. Wayne Ave., Suite 100, Wayne, PA 19087, telephone (866) 934-7372 or to Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA  92101, telephone (800) 449-4900.

DATED: _____September 3, 2010	BY ORDER OF THE COURT
EIGHTH JUDICIAL DISTRICT COURT
FOR THE STATE OF NEVADA